Exhibit 10.3

Plant Lease Contract

Lessor (Party A): Tianjin Junli Electric Vehicle Co., Ltd.

Address: Room 1304, Tower B, Junli Building, Wuqing District, Tianjin Municipality

Legal Representative: Luo Yuangui

Tel: 13920291567

Lessee (Party B): Beijing LOBO Intelligent Robot Co., Ltd.

Address: Room 944, Floor 9, Weiya Building, No. 29, Suzhou Street, Haidian District, Beijing Municipality

Legal Representative: Xie Huiyan

Tel: 15120086744

Whereas

Party A owns a plant that belongs to collective land, and subleases a part of this plant to Party B with the consent of villagers’ committee, for the purpose of producing electric bicycles. According to Contract Law of the People’s Republic of China and the relevant laws and regulations, Party A agrees to lease the plant that it enjoys lawful rental right (hereinafter referred to as Leased Plant) to the Lessee, and the Lessee agrees to rent the Leased Plant “as is”. In order to specify the rights and obligations of the Lessor and the Lessee, the Parties have entered into this Contract through negotiation.

I. Address, Area and Purpose of the Plant

1. According to the terms and conditions of this Contract, the Lessor agrees to lease and the Lessee agrees to rent the plant on the opposite side of No. 10, Beicai Village, Nancun Town, Wuqing District, Tianjin Municipality.

2. The building area of the Leased Plant is 3,000.00 m2; usable floor area is about 3,000,00 m2. The Parties agree that the rental of the Leased Plant or other amount calculated according to the area of the Leased Plant should be based on the building area as specified in this article. Because the Plant is self-built house on collective land, the Lessor will not provide land certificate or house ownership certificate. The Leased Plant includes all forms of self-built houses, and the area is subject to being agreed by the Parties.

3. The Leased Plant shall be used for electric bicycles production, warehouse and office purpose; the Lessee may not use the Leased Plant for any purpose other than electric bicycles production, warehouse and office.

4. The Lessee has conducted on-site survey to the Leased Plant and confirms that the Leased Plant meets the Lessee’s use requirements; the Leased Plant passes quality inspection, and the Lessee agrees to rent the Leased Plant “as is”.

II. Lease Term

1. The lease term shall be 1_year from August 1, 2022 (hereinafter referred to as “State Date of Lease”) to July 31, 2023, 12 months in total (hereinafter referred to as “Expiry Date of Lease Term”).

2. The Lessor shall deliver the Leased Plant to the Lessee before the start date of lease.

III. Payment for Rental

1. Rental: the rental of the Leased Plant shall be paid by year (including water charges, electricity charges, heating charges), namely RMB 200,000.00 per year in total.

2. Payment for rental: the Lessee shall pay rental every three months, namely RMB 50,000.00. Initial rental shall be paid within 5 days after the signing of this Contract; thereafter, the Lessee shall pay the rental of each period within the first 5 days of the first month of such period.

4. During the contract period, the rental will not be adjusted.

IV. Repair and Maintenance of the Leased Plant

The Lessee shall be liable for the repair and maintenance of the doors and windows, internal ceilings, internal walls, floor, power equipment, water supply facilities, heating facilities, fire fighting facilities, kitchen facilities, floor waterproof, pipes, guardroom, ancillary rooms and relevant supporting equipment and facilities, the parts inside and outside the plant that are decorated or reconstructed by the enterprise, and other relevant equipment and facilities provided to the Lessee, and shall assume relevant expenses.

V. Renewal

1. Provided that the Lessee does not breach any provision of this Contract, the Lessee enjoys the priority to continue renting the Leased Plant after the expiration hereof; however, the rental of renewal shall be otherwise agreed by the Parties according to market price.

2. If Party B needs to stop renting, it shall send a 3 months prior notice to the Lessor and empty the Plant itself; otherwise, the rental will be automatically extended for six months. Party B may renew the lease contract, provided that the period of renewal will be no more than the period under the house lease contract as signed by Party A and local villagers’ committee, namely no more than December 31, 2025. If Party B fails to sign renewal contract within six months, Party A will unconditionally take back the Leased Plant upon the expiration hereof.

3. After the Lessor has received the request for renewal from the Lessee, the Parties shall sign a new contract.

4. Party A may not terminate the lease without good cause midway.

VI. Rights and Obligations

1. During the lease term, the Lessor shall provide water, electricity and heating facilities to the Lessee.

2. During the lease term, without prejudice to relevant national and local laws and regulations and the industrial standards, the Lessor permits the Lessee to reconstruct and decorate the interior of the Leased Plant in part within the scope of lease, provided that such reconstruction and decoration made by the Lessee shall not damage the load-bearing walls, main structure or safety of the Leased Plant. However, the Lessee must submit reconstruction and decoration scheme in advance, and may implement such scheme after obtaining written consent from the Lessor. If the Lessee is required to obtain approval from environmental protection, safety, fire fighting, power, health, construction departments, it shall also obtain examination and approval from relevant competent department in advance. Upon the expiration of the lease term or the early dissolution of this Contract, the movable equipment and facilities added by the Lessee may be removed and taken away by the Lessee within the specified time, but may not damage the Leased Plant; otherwise, the Lessee shall compensate for the losses arising therefrom or restore the Leased Plant to its original state; the ornaments and decorations that cannot be removed and relevant ancillary facilities shall be owned by the Lessor without compensation. In no event should the Lessor pay any compensation or indemnification to the Lessee.

3. During the lease term, without the written consent of the Lessor and the examination and approval of relevant competent department, the Lessee may not build, rebuild, expand any building or structure within the Leased Plant; otherwise, the Lessee shall assume the punishment made by relevant competent department, and the Lessor and the relevant department have the right to require the Lessee to remove or restore to the original state, and the Lessor has the right to dissolve this Contract. Whether the Lessor agrees in writing or not, the building and structure that are newly built, rebuilt, expanded by the Lessee shall be owned by the Lessor without compensation after the expiration of the lease term or the early termination of this Contract, and the Lessor needs to pay no compensation or indemnification.

4. If the Lessee needs to release advertisement (such as neon light, light box and signboard, etc.) on the top, exterior, front wall of the Leased Plant, the Lessee shall obtain the prior written consent from the Lessor, and apply to the relevant governmental department for advertisement procedures, and the Lessee shall assume the responsibilities and obligations arising therefrom and ensure the safety and lawfulness of such advertisement board. The Lessee shall resolve the personal injury/death, property loss or controversy with neighboring party due to means of advertising, and shall fully assume the liability of compensation. The Lessee may handle return procedures provided that the Lessee shall properly resolve the matters relating thereto according to the Lessor’s requirements prior to the expiration of the lease term or the dissolution of this Contract; otherwise, the lease deposit will not be refunded.

5. Without the permission of relevant competent department, the Lessee may not store dangerous chemicals, flammables and explosives, dangerous articles, prohibited articles, etc. in the Leased Plant; otherwise, the Lessor has the right to unilaterally dissolve this Contract, and all losses and responsibilities arising therefrom shall be assumed by the Lessee, and the remaining rental will not be refunded.

VII. Liabilities for Breach

2. During the lease term, in case of any of the following events, the Lessor has the right to unilaterally dissolve this Contract:

(1) The Lessee conducts illegal operating activities in the Leased Plant and is punished by market regulatory department, tax authority, environmental protection department, safety supervision department or other governmental department;

(2) The Leased Plant or any things therein are sealed up by the people’s court or other department due to the Lessee’s lawsuit or arbitration case;

(3) Due to the execution case against the Lessee, the Lessor has to assist in the execution and sustains losses therefore;

(4) The Lessee fails to pay any rental for more than 30 days of delay;

(5) The Lessee changes the purpose of the Leased Plant without the written consent of the Lessor;

(6) The Lessee subleases, provides or permits any third person to use, the Leased Plant without the written consent of the Lessor;

VIII. Force Majeure

If either party hereto suffers any losses due to war, earthquake, typhoon, natural disaster or other force majeure event, such party shall assume such losses itself. If the house is damaged and cannot be continuously used therefore, this Contract shall be dissolved. The Lessor shall refund the rental and deposit paid by the Lessee without interest after the Parties have up rental and other expenses.

XI. Miscellancous

1. For any matter not covered herein, the Parties may sign supplementary agreement through negotiation; such supplementary agreement shall bear the same legal force as this Contract.

2. This Contract shall become effective upon being signed by the legal representatives or authorized representatives of the Parties and stamped with official seal or special contract seal.

3. This Contract is made in two originals, one for each party hereto.

Party A (Seal): Tianjin Junli Electric Vehicle Co., Ltd. Legal Representative or Authorized Representative (Signature): Paily B (Seal): Beijing LOBO Intelligent Robot Co., Ltd.

Legal Representative or Authorized Representative (Signature):